UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  January 23, 2023

Commission File Number	Exact name of registrants as specified in their charters, address of principal executive offices and registrants' telephone number	IRS Employer Identification Number
1-8841	NEXTERA ENERGY, INC.	59-2449419
2-27612	FLORIDA POWER & LIGHT COMPANY	59-0247775
700 Universe Boulevard
Juno Beach, Florida 33408
(561) 694-4000

State or other jurisdiction of incorporation or organization:  Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrants	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
NextEra Energy, Inc.	Common Stock, $0.01 Par Value	NEE	New York Stock Exchange
	5.279% Corporate Units	NEE.PRP	New York Stock Exchange
	6.219% Corporate Units	NEE.PRQ	New York Stock Exchange
	6.926% Corporate Units	NEE.PRR	New York Stock Exchange

Florida Power & Light Company	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 23, 2023, Eric Silagy, Chairman, President, and Chief Executive Officer of Florida Power & Light Company (FPL) and a named executive officer of NextEra Energy, Inc. (NEE), notified FPL and NEE of his intention to retire, effective May 15, 2023, with Mr. Silagy transitioning to the position of Vice President—Transition of FPL effective February 15, 2023.

(e) The information set forth under Item 5.02(b) of this report is incorporated by reference in this Item 5.02(e).

Mr. Silagy and NEE have entered into a confirmation of post-retirement covenants agreement, dated as of January 23, 2023 (the Agreement), regarding Mr. Silagy’s retirement from FPL and NEE. The Agreement provides that Mr. Silagy will retire effective May 15, 2023, with Mr. Silagy transitioning from his current roles as Chairman, President and Chief Executive Officer of FPL to the position of Vice President—Transition of FPL effective February 15, 2023. The Compensation Committee of the Board of Directors of NEE exercised its discretion to make the determination that it is in the best interests of the Company to enter into the Agreement. Pursuant to the Agreement, subject to Mr. Silagy’s execution of a release of claims in favor of NEE, Mr. Silagy will receive an annual incentive award payout for 2022 calculated in accordance with NEE’s annual incentive plan and, consistent with the terms of Mr. Silagy’s equity awards upon a normal retirement at least at age 55 with at least 10 years of service (which Mr. Silagy has met), a pro rata portion of Mr. Silagy’s outstanding performance share, restricted share and stock option awards will continue to remain outstanding and vest after his retirement in accordance with their terms, subject to the achievement of NEE’s performance objectives, if applicable. Mr. Silagy is subject to two-year post-employment restrictive covenants, including non-competition and non-solicitation covenants, and to a customary non-disparagement covenant. The payments and benefits under the Agreement are subject to forfeiture and recoupment in certain circumstances, including if Mr. Silagy violates the post-employment restrictive covenants or upon the occurrence of specified events, as defined in the Agreement.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as exhibit 10 to this Current Report on Form 8-K and incorporated in this Item 5.02(e) by reference.

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events

The information set forth under Item 5.02(b) of this report is incorporated by reference in this Item 8.01.

On January 23, 2023, FPL appointed John W. Ketchum, Chairman, President, and Chief Executive Officer of NEE, as Chairman of FPL and Armando Pimentel, Jr. as President and Chief Executive Officer of FPL, effective February 15, 2023. Mr. Pimentel, 60, previously served from October 2011 to March 2019 as President and Chief Executive Officer of NextEra Energy Resources, LLC, a subsidiary of NEE. He also served as Executive Vice President, Finance and Chief Financial Officer of NEE and FPL from May 2008 to October 2011. Mr. Pimentel served as President, and a member of the Board of Directors, of NextEra Energy Partners, L.P., an affiliate of NEE, from June 2014 to March 2019. Prior to joining NEE, Mr. Pimentel was a partner of Deloitte & Touche, an independent registered public accounting firm, and an accounting fellow in the Office of the Chief Accountant of the Securities and Exchange Commission. Mr. Pimentel has served as a member of the Board of Directors of Ameriprise Financial, Inc., a diversified financial services company and bank holding company, since September 2022. Mr. Pimentel earned a BS degree in accounting from Florida State University.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit Number	Description	NextEra Energy, Inc.	Florida Power & Light Company
10	Confirmation of Post-Retirement Covenants Agreement and Release, dated as of January 23, 2023, between Eric E. Silagy and NextEra Energy, Inc.	x	x
101	Interactive data files for this Form 8-K formatted in Inline XBRL	x	x
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)	x	x

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  January 25, 2023

NEXTERA ENERGY, INC.
(Registrant)

CHARLES E. SIEVING
Charles E. Sieving Executive Vice President & General Counsel

FLORIDA POWER & LIGHT COMPANY
(Registrant)

CHARLES E. SIEVING
Charles E. Sieving Executive Vice President
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